                                                                  Exhibit 4.a.ii

                            AGREEMENT OF APPOINTMENT
                                       AND
                         ACCEPTANCE OF SUCCESSOR TRUSTEE

     THIS AGREEMENT dated as of July 25, 1994 (the "Agreement"), is among Masco Corporation (the "Company"), Morgan Guaranty Trust Company of New York ("Morgan") and The First National Bank of Chicago ("First Chicago").

     WHEREAS, Section 6.10 of the Indenture dated as of December 1, 1982 between the Company and Morgan (the "Indenture") provides that the Trustee thereunder may resign at any time by giving written notice of such resignation to the Company;

     WHEREAS, Morgan gave such written notice, dated July 11, 1994, to the Company.

     WHEREAS, Section 6.10 of the Indenture provides that in case the Trustee shall resign, the Company shall promptly appoint a successor Trustee thereunder;

     WHEREAS, the Company's Board of Directors authorized the appointment of First Chicago as successor Trustee under the Indenture; and

     WHEREAS, Section 6.11 of the Indenture provides that any successor Trustee appointed thereunder shall execute, acknowledge and deliver to the Company and the resigning Trustee thereunder an instrument accepting such appointment, and thereupon the resignation of such resigning Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, immunities, duties and obligations of the resigning Trustee thereunder, with like effect as if originally named as Trustee therein.

     NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Morgan and First Chicago hereby covenant and agree as follows:

     1. The Company hereby accepts the resignation of Morgan as Trustee under the Indenture, such resignation to become effective at the close of business on the date hereof. From the close of business on the date hereof and except as otherwise provided for herein, Morgan shall have no further responsibility for the exercise of the rights and powers or for the performance of the trusts and duties vested in the Trustee under the Indenture.

     2. Pursuant to Section 6.10 of the Indenture, and in accordance with the resolutions duly adopted by the Company's Board of Directors, the Company hereby confirms its appointment of First Chicago as successor Trustee under the Indenture, effective as of the close of business on the date hereof, and hereby vests in First Chicago all the rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture with like effect as if originally named as Trustee in the Indenture.

     3. First Chicago hereby represents that it is qualified and eligible under Article Six of the Indenture and under the Trust Indenture Act of 1939, as amended, to accept appointment as successor Trustee under the Indenture.

     4. First Chicago hereby accepts, as of the close of business on the date hereof, its appointment as successor Trustee under the Indenture and assumes the rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture, upon the terms and conditions set forth therein.

     5. In accordance with Section 6.11 of the Indenture, Morgan hereby confirms, assigns, transfers and sets over to First Chicago, as successor Trustee under the Indenture, all rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture, and does hereby assign, transfer and deliver to First Chicago, as such Trustee, all property and money held by Morgan as Trustee under the Indenture.

     6. In accordance with Section 6.11 of the Indenture, the Company and Morgan, for the purpose of more fully and certainly vesting in and confirming to First Chicago, as successor Trustee under the Indenture, the rights, powers, trusts, immunities, duties and obligations of such Trustee with like effect as if originally named as Trustee in the Indenture, agree upon reasonable request of First Chicago to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may be reasonably required for more fully and certainly vesting and confirming in First Chicago all rights, powers, trusts, immunities, duties and obligations which Morgan now holds under and by virtue of the Indenture.

     7. Promptly after the execution hereof, Morgan shall mail the notice of the resignation of Morgan and the succession of First Chicago as successor Trustee in accordance with Sections 6.10 and 6.11 of the Indenture. Such notice shall be in the form attached hereto as Exhibit A.

     8. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     9. This Agreement shall be governed by the laws of the State of New York, both in interpretation and performance.

     10. Unless otherwise defined, all terms used herein with initial capital letters shall have the meaning given them in the Indenture.

     11. Morgan hereby represents and warrants to First Chicago that: (a) no covenant or condition contained in the Indenture has been waived by Morgan or, to the best of the knowledge of the officers assigned to Morgan's Corporate Trust Department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver; (b) there is no action, suit or proceeding pending or, to the best of the knowledge of the officers assigned to Morgan's Corporate Trust Department, threatened against Morgan before any court or any governmental authority arising out of any action or omission by Morgan as


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

Trustee under the Indenture; (c) to the best of the knowledge of the officers assigned to Morgan's Corporate Trust Department, no Event of Default, or event which, with the giving of notice or passage of time or both, would become an Event of Default, has occurred and is continuing; and (d) Morgan has furnished, or as promptly as practicable will furnish, to First Chicago originals of all documents relating to the trust created by the Indenture and all material information in its possession relating to the administration and status thereof and will furnish to First Chicago any of such documents or information First Chicago may reasonably request, provided that First Chicago will make available to Morgan as promptly as practicable following the request of Morgan any such original documents which Morgan may need to defend against any action, suit or proceeding against Morgan as Trustee or which Morgan may need for any other proper purpose.

     12. The Company hereby represents and warrants to First Chicago and Morgan that no Event of Default, or event which, with the giving of noticed or passage of time or both, would become an Event of Default, has occurred and is continuing.

     13. Except as hereinabove expressly set forth, all other terms and provisions set forth in the Indenture shall remain in full force and effect and without any change whatsoever being made hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged as of the date first written above.

                                        MASCO CORPORATION


                                        By: /s/ Gerald Bright
                                            ------------------------------------
                                        Name: Gerald Bright
                                        Title: Vice President


[Seal]
Attest:


/s/ Eugene A. Gargaro, Jr.
-------------------------------------
Secretary


                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as resigning
                                        Trustee


                                        By: /s/ David K. Leverich
                                            ------------------------------------
                                        Name: David K. Leverich
                                        Title: Vice President


[Seal]
Attest:


/s/ M. E. McNulty
-------------------------------------
Assistant Secretary


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

                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, as successor Trustee


                                        By: /s/ R. D. Manella
                                            ------------------------------------
                                        Name: R. D. Manella
                                        Title: Vice President


[Seal]
Attest:


/s/ Jamie Arlow
-------------------------------------
Trust Officer


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

State of Michigan   )
                    ) ss
County of Wayne     )

     On the 22nd day of July, 1994, before me personally came Gerald Bright, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Masco Corporation, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it is so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ Nancy S. Steinrock
                                        ----------------------------------------
                                        Nancy S. Steinrock
                                        Notary Public
                                        Wayne County, Michigan
                                        My Comm Exp.: Nov. 9, 1994

[NOTARIAL SEAL]

State of New York    )
                     ) ss
County of New York   )

     On the 22nd day of July, 1994, before me personally came David K. Leverich, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Morgan Guaranty Trust Company of New York, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ Thomas J. Courtney
                                        ----------------------------------------
                                        Thomas J. Courtney
                                        Notary Public
                                        State of New York
                                        No. 24-4996233
                                        Qualified in Kings County
                                        My Comm Exp.: May 11, 1996

[NOTARIAL SEAL]

State of Illinois   )
                    ) ss
County of Cook      )

     On the 22nd day of July, 1994, before me personally came R. D. Manella, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The First National Bank of Chicago, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ C. J. Bertelson
                                        ----------------------------------------
                                        C. J. Bertelson
                                        Notary Public
                                        State of Illinois
                                        My Comm Exp.: Sept. 1, 1997

[NOTARIAL SEAL]


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

                                                                       Exhibit A

                        NOTICE OF RESIGNATION OF TRUSTEE
                                       AND
                        APPOINTMENT OF SUCCESSOR TRUSTEE

        To the Holders of the following Securities of Masco Corporation:

                           9% Notes Due April 15, 1996

                          9% Notes Due October 1, 2001

                           6% Notes Due June 15, 1995

                         6% Notes Due September 15, 1999

                        7% Debentures Due August 15, 2013

                         6% Notes Due September 15, 2003

     NOTICE IS HEREBY GIVEN THAT, pursuant to Sections 6.10 and 6.11 of the Indenture (the "Indenture") dated as of December 1, 1982 between Masco Corporation (the "Company") and Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), under which the above-referenced Securities were issued.

1.   Morgan Guaranty has resigned as Trustee under the Indenture.

2. The Company has appointed The First National Bank of Chicago ("First Chicago") as successor Trustee under the Indenture, and First Chicago has accepted such appointment.

3. The following is the office or agency of the Company where securities issued under the Indenture may be presented for payment, or presented for registration of transfer or for exchange as provided in the Indenture and where notices and demands to or upon the Company in respect of any of the Securities issued under the Indenture or the Indenture may be served:

                                     The First National Bank of Chicago
                                     c/o First Chicago Trust Company of New York
                                     14 Wall Street, 8th Floor
                                     New York, New York 10005
                                     Attention: Corporate Trust Administration

Dated: July 25, 1994

MASCO CORPORATION                                  MORGAN GUARANTY TRUST COMPANY
                                                   OF NEW YORK


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